Exhibit 21.1

COLUMBUS McKINNON CORPORATION
SUBSIDIARIES
(as of March 31, 2025)

CM Insurance Company, Inc. (US-NY)
Magnetek, Inc. (US-DE)
    Magnetek National Electric Coil, Inc. (US-DE)
CMCO Acquisition, LLC (US-DE)
Dorner Mfg. Corp. (US-DE)
Dorner Latin America S. de R.L. de C.V. (Mexico)
Dorner Sdn. Bhd. (Malaysia)
Dorner Conveyors Ltd. (Canada)
Garvey Corporation (US-NJ)
Columbus McKinnon FinCo, LLC (US-DE)
Kito Crosby Acquisition, LLC (US-DE)
Kito Crosby UK Holdings, LTD (United Kingdom)
Yale Industrial Products, Inc. (US-DE)
    Columbus McKinnon Hungary Finance Kft. (Hungary)
    Columbus McKinnon Hungary Holdings Kft. (Hungary)
        Columbus McKinnon Dutch Holdings 3 B.V. (The Netherlands)
    Morris Middle East, Ltd. (Cayman Islands)
        Eastern Morris Cranes Company Limited (49% Investment) (Saudi Arabia)
    Columbus McKinnon Limited (Canada)
    Columbus McKinnon Asia Pacific Pte. Ltd. (Singapore)
        Columbus McKinnon (Shanghai) International Trading Co. LTD (China)
            Columbus McKinnon Asia Pacific Ltd. (Hong Kong)
    Columbus McKinnon Industrial Products Co. Ltd. (China)
    STAHL Cranesystems Shanghai Co. Ltd. (China)
    STAHL Cranesystems India Private Ltd. (49% Investment) (India)
    Columbus McKinnon EMEA GmbH (Germany)
    Columbus McKinnon Industrial Products GmbH (Germany)
    Columbus McKinnon Corporation Ltd. (England)
        Stahl Cranesystems Ltd. (England)
    Columbus McKinnon France S.a.r.l. (France)
    Société d’Exploitation des Raccords Gautier (France)
    Columbus McKinnon Italia S.r.l. (Italy)
    Columbus McKinnon Ibérica S.L.U. (Spain)
    Columbus McKinnon Benelux, B.V. (The Netherlands)
    Columbus McKinnon Corporation (Pty), Ltd. (South Africa)
                Yale Lifting Solutions (Pty.) Ltd. (South Africa)
Columbus McKinnon Austria GmbH (Austria)
        Columbus McKinnon Hebetechnik GmbH (Austria)
    Columbus McKinnon Hungary Kft. (Hungary)
    Columbus McKinnon Russia LLC (Russia)
    Columbus McKinnon Polska Sp.z.o.o (Poland)
    Columbus McKinnon Switzerland AG (Switzerland)
    Columbus McKinnon Ireland, DAC (Ireland)
    Ferromet al Limitada (Portugal)
    Stahl Cranesystems GmbH (Germany)
        STAHL Cranesystems FZE (UAE)
    Columbus McKinnon Engineered Products GmbH (Germany)
        STAHL Cranesystems India Private Ltd. (51% Investment) (India)
Dorner Sarl (France)
montratec GmbH (Germany)
montratec AG (Switzerland)
    Columbus McKinnon Latin America B.V. (The Netherlands)
            Columbus McKinnon de Mexico, S.A. de C.V. (Mexico)
            Columbus McKinnon de Uruguay, S.A. (Uruguay)
            Columbus McKinnon do Brazil Ltda. (Brazil)
            Columbus McKinnon de Panama S.A. (Panama)